Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 4, 2014, is entered into by and among U.S. AUTO PARTS NETWORK, INC., a Delaware corporation (“Company”), PARTSBIN, INC., a Delaware corporation (“PartsBin”), LOCAL BODY SHOPS, INC., a Delaware corporation (“Local Body Shops”), PRIVATE LABEL PARTS, INC., a Delaware corporation (“Private Label Parts”), WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Whitney Auto”, and together with the Company, PartsBin, Local Body Shops and Private Label Parts, collectively, “Borrowers” and each individually a “Borrower”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.	Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”), Administrative Agent, and the financial institutions party thereto as lenders (each individually, a “Lender” and collectively, the “Lenders”) have previously entered into that certain Credit Agreement, dated as of April 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.	Borrowers and the other Loan Parties have requested that Administrative Agent and the Lenders amend the Credit Agreement, and Administrative Agent and the Lenders are willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

C.	Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

a.	The following definitions are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order:

“ ‘Fourth Amendment Effective Date’ means August 4, 2014.”

“ ‘Excess Subject Inventory Net Income’ means for each unit of Subject Inventory, the positive difference (if any) of (a) the amount of positive Net Income (if any) generated by the sale of such Subject Inventory after giving effect to any write-down which was added back to Net Income pursuant to clause (a)(viii) of the definition of EBITDA, minus (b) the amount of positive Net Income (if any) which would have been generated by the sale of such Subject Inventory assuming a selling price equal to the selling price as reflected in the Company’s catalog in effect at, or within 30 days prior to the Fourth Amendment Effective Date and without giving effect to any write-down of such inventory which was added back to Net Income pursuant to clause (a)(viii) of the definition of EBITDA.”

“ ‘Subject Inventory’ means any slow moving inventory whose write-down was added back to Net Income pursuant to clause (a)(viii) of the definition of EBITDA.”

b.	The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘EBITDA’ means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) cash charges for non-recurring restructuring/integration expenses and legal expenses incurred during the Company’s 2011 fiscal year in amounts not to exceed: (A) $313,000 for the fiscal month ended January 29, 2011, (B) $339,000 for the fiscal month ended February 26, 2011, (C) $651,000 for the fiscal month ended April 2, 2011, (D) $521,000 for the fiscal month ended April 30, 2011, (E) $434,000 for the fiscal month ended May 28, 2011, (F) $749,000 for the fiscal month ended July 2, 2011, (G) $264,000 for the fiscal month ended July 30, 2011, (H) $262,000 for the fiscal month ended August 27, 2011, (I) $3,501,000 for the fiscal month ended October 1, 2011, (J) $224,000 for the fiscal month ended October 29, 2011, (K) $114,000 for the fiscal month ended November 26, 2011, and (L) $627,000 for the fiscal month ended December 31, 2011, (vii) cash charges for expenses incurred during the fiscal quarters of Company ending June 28, 2014, and September 27, 2014, in connection with the closure of the Company’s Carson, California distribution facility, in an aggregate amount not to exceed $1,325,000 less any cash proceeds received in connection with such disposition, and (viii) non-cash charges relating to the write-down of slow moving inventory in the fiscal quarter of Company ending June 28, 2014, in an aggregate amount not to exceed $450,000, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (ii) any extraordinary gains and any non-cash items of income for such period, (iii) any software development costs to the extent capitalized during such period, and (iv) any Excess Subject Inventory Net Income, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.”

2. Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.	Representations and Warranties. The representations and warranties set forth herein, and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof), must be true and correct in all material respects without duplication of any materiality qualifier contained therein.

3. Representations and Warranties. Each Borrower and each other Loan Party represents and warrants as follows:

a.	Authority. Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on such Borrower or such Loan Party.

b.	Enforceability. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party, enforceable against each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof in all material respects without duplication of any materiality qualifier contained therein as though made on and as of the date hereof.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, but without giving effect to any federal laws applicable to national banks.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

6. Reference to and Effect on the Loan Documents.

a.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of each Borrower and the other Loan Parties to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7. Ratification. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8. Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower or any other Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

U.S. AUTO PARTS NETWORK, INC., a Delaware corporation

By	/s/ Shane Evangelist
	Name:	Shane Evangelist
	Title:	CEO

PARTSBIN, INC., a Delaware corporation

By	/s/ Shane Evangelist
	Name:	Shane Evangelist
	Title:	President

LOCAL BODY SHOPS, INC., a Delaware corporation

By	/s/ Robert Hamman
	Name:	Robert Hamman
	Title:	Secretary

PRIVATE LABEL PARTS, INC., a Delaware corporation

By	/s/ Arthur Simitian
	Name:	Arthur Simitian
	Title:	President

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By	/s/ James Nelson
	Name:	James Nelson
	Title:	President

OTHER LOAN PARTIES:

LOBO MARKETING, INC., a Texas corporation

By	/s/ Sarah Gustafson
	Name:	Sarah Gustafson
	Title:	Secretary

AUTOMD, INC., a Delaware corporation

By	/s/ Bryan Stevenson
	Name:	Bryan Stevenson
	Title:	Secretary

PACIFIC 3PL, INC., a Delaware corporation

By	/s/ Rick Ellis
	Name:	Rick Ellis
	Title:	President

GO FIDO, INC., a Delaware corporation

By	/s/ Aaron Coleman
	Name:	Aaron Coleman
	Title:	President

AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC., a Delaware corporation

By	/s/ Mary Jo Trujillo
	Name:	Mary Jo Trujillo
	Title:	Secretary

ADMINISTRATIVE AGENT AND LENDER

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By	/s/ Jolinda N. Walton
	Name:	Jolinda N. Walden
	Title:	Authorized Officer